UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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INTERNET SECURITY SYSTEMS, INC.

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The following documents relating to the proposed merger between Internet Security Systems, Inc. (“ISS”) and International Business Machines Corporation (“IBM”) are attached:

1.	Letter from Thomas E. Noonan, President and Chief Executive Officer of ISS, to ISS Customers.

2.	Letter from Val Rahmani, General Manager, Infrastructure Management Services, IBM Global Technology Services, to Thomas E. Noonan.

September 1, 2006

To all of our valued ISS Customers—

I am writing to you today as part of ISS’ continued plan to provide regular updates regarding the intended acquisition of ISS by IBM.

Over the last week ISS and IBM have been jointly conducting customer, partner and media calls to provide our customers, our partners and the broader market with answers to the many questions that you have asked regarding plans for the combined business given the acquisition announcement on August 23, 2006. The feedback has been universally positive; however there have been some common questions that I would like to address and put to rest.

The first is whether IBM and ISS intend to curtail our investment in appliance and software products and shift focus to MSS and on-demand services exclusively. That is not our intent, nor is it part of the plan. The ISS Proventia platform provides a uniquely architected approach to enterprise wide security, through integrated network security appliances, host and end-point security software and extensible managed services dedicated to simplifying and automating the challenges of protecting and defending the enterprise. Many of you purchase Proventia as a best of breed component, while other customers are simplifying their experience through more comprehensive implementations of our integrated Proventia network, host and end point security solutions, and still others depend upon ISS as their primary managed security services provider. While the plan is for ISS to reside within the services group at IBM, this should not lead to the conclusion that services will be the only focus in the future. Security on-demand services are a core enabling capability of our Proventia platform and represent an exciting new growth market for our combined companies. However, the ability to deliver on-demand services, built on an asset model, requires the underlying technology that is a core part of the ISS solution today, and core to our roadmap of tomorrow. This is one of the many reasons that we intend to continue to invest in the products, software and research that currently comprise the ISS portfolio. Put simply, our leadership in the enterprise security marketplace is founded upon our robust Proventia technology platform, and technology will remain the foundation of that leadership, as we simplify and automate the task of managing security within your enterprise.

We also recognize that customers want choice and flexibility in how they secure their networks. While on-demand services is an exciting growth market, over 70% of ISS revenues are derived from customers who purchase our appliances and software solutions, and who wish to continue to purchase these best of breed solutions. Therefore, it is ISS’ and

IBM’s intent to continue to invest in and grow this portfolio of products, and integrate the additional security technologies of IBM and other third parties to ensure we provide for the complete security needs of our customers.

Finally, ISS has existing and established relationships and partnership development activities with the Server, Bladecenter and Tivoli business units of IBM. We expect that these relationships will strengthen, regardless of where ISS resides within IBM. Working with these groups over the last months and years, it has become apparent to us that IBM’s desire is to deliver to the market a comprehensive security solution that includes host security, network security, endpoint security, centralized management and scalable managed services. ISS has uniquely integrated a comprehensive platform architecture in Proventia, broadly addressing the needs of the enterprise based on the value within the unique common architecture of Proventia.

To continue to deliver upon this vision, IBM has ensured that all executives of ISS, including myself, are in place to lead ISS and deliver the solution roadmap and nurture the relationships we have with you, our customers.

Both companies look forward to sharing further details of the future roadmap and expanded capabilities with you. As previously stated, the acquisition is subject to ISS shareholder approval and regulatory reviews and other customary closing conditions. Although we cannot predict the exact timing, we anticipate the transaction will close in the fourth quarter of this year.

For further clarification, I have included a letter from Val Rahmani, IBM’s General Manager for Infrastructure Management Services, which further outlines and confirms the above points and intentions.

As always, we value your business and appreciate your continued support. Please do not hesitate to call me or any of the members of my staff to address any further questions or concerns.

Regards,

Tom Noonan

Chairman, President and CEO

Internet Security Systems.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed merger (the “Merger”) of Internet Security Systems, Inc. (the “Company”) with and into a wholly-owned subsidiary of International Business Machines Corp. (“IBM”). In connection with the Merger and required stockholder approval, the Company will file with the SEC a proxy statement and other relevant materials that will contain important information about the Merger. Investors and security holders of the Company are urged to read the proxy statement and any other relevant materials filed by the Company because they contain, or will contain, important information about the Company and the Merger. All documents filed by the Company with the SEC, when available, may be obtained for free at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by the Company may be obtained free of charge by directing such request to: Ed Eiland, ISS Investor Relations, 404-236-4053 or from the Company’s website at www.iss.net.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in favor of the Merger. Information about the executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its executive officers and directors in the Merger by reading the proxy statement regarding the Merger when it becomes available.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects including, for example, the functionality, characteristics, quality and performance capabilities of ISS’ products and technology; results achievable and benefits attainable through deployment of ISS’ products and provision of services; the ability of ISS’ products to help companies manage how they provide pre-emptive protection for networks, desktops and servers; and the expected timing of the closing of the proposed merger. The following additional factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the timing and results of required regulatory review and approval by ISS’ stockholders of the proposed merger; and those factors discussed in the Section entitled “Risk Factors” in Part II Item 1A of ISS’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. ISS disclaims any intent or obligation to update any forward-looking statements made herein to reflect any change in ISS’ expectations with regard thereto or any change in events, conditions, or circumstances on which such statements are based.

# # #

[IBM Logo]
294 Route 100
Val Rahmani	Somers, NY 10589
General Manager
Infrastructure Management Services
IBM Global Technology Services (GTS)

August 30, 2006

Tom Noonan

President and CEO

Internet Security Systems

6303 Barfield Road

Atlanta, GA 30328

Dear Tom:

Last week was quite a week for both IBM and Internet Security Systems (ISS). The announcement of IBM’s present intent to acquire Internet Security Systems (ISS) certainly created some news and I’m looking forward to extending the partnership between our two companies.

Much of my excitement stems from knowing that ISS is a market leader in providing software- and hardware-based security solutions, as well as the security services delivered through that technology to the enterprise market.

As our industry moves to more software-based solutions for services, versus the current labor intensive model, it is clear that ISS has built a uniquely scalable platform, which leverages technology. Your platform can provide security services for an on-demand model for security that are extensive and scaleable.

We have quite an opportunity to deliver this “protection on-demand” approach. But I also recognize that it is the underlying technology, which is fundamental to providing this capability. Also, I recognize that customers want choice in how they secure their networks. I see the integrated platform choice — such as the one delivered by ISS – providing customers with flexibility and broad security coverage over a heterogeneous network of servers, switches, applications and technologies from multiple vendors.

It is for this reason that IBM has no present intent to reduce or eliminate components or products of the ISS roadmap. The roadmap is critical to giving customers that choice, and key to enabling the protection on-demand vision.

Our current plan is to accelerate investment in the security roadmap, and broaden the applications within the roadmap, after the anticipated completion of the acquisition, so that we can further extend the ISS platform to meet the need for streamlining security complexity. We intend to market and sell the products and software, along with the services and solutions, currently being delivered by ISS. Additionally, one of the areas we’re excited about is how we can infuse the ISS roadmap with IBM’s security capabilities for identity management and encryption.

The intended acquisition is a natural extension of the partnership formed between ISS and IBM back in 1999. It was then that ISS and IBM’s software and hardware groups began working on security solutions to protect server and Bladecenter products, as well as providing integrated solutions with Tivoli. These business relationships will be further strengthened with ISS joining IBM.

Of course, IBM is not your only technology partner, and we plan to work with you to nurture these relationships going forward.

Tom, I’m thrilled about the services and technologies our combined organizations will be able to bring to market. We see this as an opportunity to bring ISS’ security innovation to a larger stage — with global reach and support from IBM. The security solutions from both companies are highly complementary and we share a mutual vision for addressing the security needs of our customers.

I wanted you to be assured that the anticipated completion of our acquisition of ISS should not be expected to cause any significant disruption or change to the service now provided by ISS. Actually, we anticipate, over time, this acquisition will serve to further improve ISS’s already strong set of functional security and privacy offerings.

I look forward to working with you and your entire team at ISS.

Sincerely,

Val Rahmani General Manager Infrastructure Management Services IBM Global Technology Services

About IBM

For more information about IBM, go to www.ibm.com

About Internet Security Systems, Inc.

Internet Security Systems, Inc. (ISS) is the security advisor to thousands of the world’s leading businesses and governments, providing preemptive protection for networks, desktops and servers. An established leader in security since 1994, the ISS Proventia® integrated security platform is designed to automatically protect against both known and unknown threats, and helps to keep networks up and running and shield customers from online attacks before they impact business assets. ISS products and services are based on the proactive security intelligence of its X-Force® research and development team—a world authority in vulnerability and threat research. The product line is complemented by comprehensive Managed Security Services and Professional Security Services. For more information, visit the ISS Web site at www.iss.net or call Heidi Litner at 404-236-3763.

Internet Security Systems is a trademark and Proventia and X-Force are registered trademarks of Internet Security Systems, Inc. All other companies and products mentioned are trademarks and property of their respective owners.

# # #

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed merger (the “Merger”) of Internet Security Systems, Inc. (the “Company”) with and into a wholly-owned subsidiary of International Business Machines Corp. (“IBM”). In connection with the Merger and required stockholder approval, the Company will file with the SEC a proxy statement and other relevant materials that will contain important information about the Merger. Investors and security holders of the Company are urged to read the proxy statement and any other relevant materials filed by the Company because they contain, or will contain, important information about the Company and the Merger. All documents filed by the Company with the SEC, when available, may be obtained for free at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by the Company may be obtained free of charge by directing such request to: Ed Eiland, ISS Investor Relations, 404-236-4053 or from the Company’s website at www.iss.net.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in favor of the Merger. Information about the executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its executive officers and directors in the Merger by reading the proxy statement regarding the Merger when it becomes available.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects including, for example, the functionality, characteristics, quality and performance capabilities of ISS’ products and technology; results achievable and benefits attainable through deployment of ISS’ products and provision of services; the ability of ISS’ products to help companies manage how they provide pre-emptive protection for networks, desktops and servers; and the expected timing of the closing of the proposed merger. The following additional factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the timing and results of required regulatory review and approval by ISS’ stockholders of the proposed merger; and those factors discussed in the Section entitled “Risk Factors” in Part II Item 1A of ISS’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. ISS disclaims any intent or obligation to update any forward-looking statements made herein to reflect any change in ISS’ expectations with regard thereto or any change in events, conditions, or circumstances on which such statements are based.